EXHIBIT 23.3


                 CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the inclusion in the Proxy Statement of Camden Telephone Company, Inc. and Prospectus of Telephone and Data Systems, Inc. included in this Form S-4 Registration Statement of Telephone and Data Systems, Inc. of our report dated January 11, 1995, on our audits of the financial statements of Camden Telephone Company, Inc. as of December 31, 1994 and 1993 and for the years ended
   December 31, 1994, 1993 and 1992. We also consent to all references to our Firm included in this Form S-4 Registration Statement.



                                KEHLENBRINK, LAWRENCE & PAUCKNER

   Indianapolis, Indiana
   July 12, 1995
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